ABIGAIL ADAMS NATIONAL BANCORP, INC.
                               1627 K Street, N.W.
                             Washington, D.C. 20006

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 1995


     The enclosed Proxy is being solicited by and on behalf of the Board of Directors of Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held on Tuesday, October 17, 1995 at 3:00 p.m., local time, at the principal executive offices of The Adams National Bank, a national banking association and a wholly-owned subsidiary of the Company (the "Bank"), located at 1627 K Street, N.W., Washington, D.C., or at any adjournment thereof.

     On July 31, 1994, the Company held its annual meeting of stockholders but failed to obtain a quorum. The meeting was adjourned until a quorum could be obtained. Because of the resolution of the Company's ownership, it is expected that a quorum will be present at this meeting. See "Beneficial Ownership of Shares."

     Stockholders of record at the close of business on September 20, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. On the Record Date, the Company had 284,844 shares of common stock, par value $10.00 per share (the "Shares"), outstanding and entitled to vote at the meeting. Each Share is entitled to one vote. A majority of the Shares outstanding on the Record Date represented in person or by Proxy, will constitute a quorum for the transaction of business at the meeting. A majority of the votes cast by stockholders in person or by proxy at the meeting will be necessary for approval of the proposals described herein.

     Abstentions and broker non-votes (shares which a broker indicates that he or she does not have authority to vote) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposals presented herein since such actions do not represent votes cast by stockholders.

     The cost of  solicitation  of  Proxies  will be borne by the  Company.  The
Company may solicit Proxies in person or by telephone, in addition to solicitation by mail. All such further solicitation will be made by directors, officers or regular employees of the Company or of the Bank, who will not be additionally compensated, or by the Company's transfer agent (The First National Bank of Maryland, Baltimore, Maryland), in which case the costs will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians and their principals.

     It is anticipated that the Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about September 28, 1995. Shares represented by Proxies that are properly executed and received in time for the meeting will be voted in accordance with the stockholders' specifications. In the absence of specific instructions to the contrary, Proxies received in response to this solicitation will be voted (1) FOR the election of the nominees for directors listed herein; and (2) FOR ratification of the selection of KPMG Peat Marwick LLP, as independent certified public accountants for the Company for 1994 and 1995. Should any other matters properly come before the Annual Meeting, the persons named as Proxies will, unless otherwise specified in the Proxy, vote upon such matters according to their discretion. A Proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a Proxy bearing a later date, or by attending the meeting and voting in person.


                              ELECTION OF DIRECTORS

     At the meeting, nine directors (constituting the entire Board of Directors) of the Company are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All of the nominees, except for Jeanne D. Hubbard, Marshall T. Reynolds, Robert L. Shell, Jr. and Susan Williams are now directors of the Company. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the meeting, Proxies that do not withhold authority to vote for directors will be voted for another nominee, or nominees, selected by the Board of Directors.

Nominees for Director
---------------------
     The following table sets forth for each nominee his or her age, principal occupation or employment during the past five years, beneficial ownership of the Company's Shares as of the Record Date, and the total number of Shares beneficially owned on the Record Date by all of the directors and executive officers of the Company as a group:
                                                                Beneficial
                                                                Ownership of
                        Business Experience                     Shares (Percent
Name and Age             and Directorships                      of Class Owned)
------------            -------------------                     ---------------
Barbara Davis Blum      Chairwoman of the Board of the               320
Age 54                  Company and the Bank (March                   *
                        1986 to  present);  Director
                        of the  Company (1984 to present)
                        and the Bank (1983 to present);
                        President and Chief Executive Officer
                        of the Company (1985 to present)
                        and the Bank (1983 to present);

                        Chairwoman, Economic Development
                        Finance Corporation, (1987 to
                        present); Vice Chairwoman, Center for
                        Policy Alternatives (1990 to present);
                        Director of Kaiser Permanente  Health
                        Care of the Mid-Atlantic States
                        (1990 to present);  Director of the
                        Greater  Washington Board of Trade
                        (1984 to present) and a Trustee
                        of the Federal City Council (1992 to
                        present); President of Direction
                        International,  a consulting firm
                        (1981  to  1983); Deputy Administrator
                        of the U.S. Environmental Protection
                        Agency (1977 to 1981).


Shireen Dodson          Assistant  Director of Administra-           100
Age 44                  tion and  Planning,  the National             *
                        African American  Museum Project of
                        the Smithsonian Institution (1993
                        to present); Comptroller of the Office
                        of Accounting and Financial  Services
                        of the Smithsonian Institution  (1985
                        to 1992);  Commissioner,  District of
                        Columbia Minority Business Opportunity
                        Commission (1989 to  1992);  President
                        (1979 to 1980)  and  Advisory Committee
                        member (1985 to present) of the
                        Coalition of 100 Black Women of D.C.,
                        Inc.;  Director of the Company
                        (1993 to present) and the Bank
                        (1992 to present).


Susan Hager             President of Hager Sharp, Inc.,              100
Age 51                  an issues oriented communications             *
                        consulting firm (1973 to present);
                        Member of the Board of Directors
                        of the Greater Washington Board of
                        Trade (1990 to present); Director
                        of the Lab School of Washington
                        (1987 to present) and Chairwoman
                        (1995) and a Member of the National

                        Advisory Council, U.S. Small
                        Business Administration; President,
                        National Small Business United
                        (1992); Chairwoman of the U.S.
                        Department of the Treasury's Small
                        Business Advisory Council (1980 to
                        1982); Founder of the National
                        Association of Business Women
                        (1974); Director of the Bank (June
                        1992 to present) and the Company
                        (September 1992 to present).


Jeanne D. Hubbard       Consultant, First Guaranty Bank,           1,500
Age 47                  Hammond, Louisiana (1993 to present);      (0.5%)
                        a variety of officer positions,
                        including Vice President & Senior
                        Commercial Lender and Chairwoman,
                        Loan Committee and Asset/Liability
                        Committee, First Bank of Ceredo,
                        Ceredo, West Virginia (1980 to 1993);
                        President, C-K Rotary Club, Citizens
                        Advisory Committee Chairwoman,
                        United Way; Director of the Bank
                        (1995).

Clarence L. James, Jr.  Partner, Manatt, Phelps & Phillips           100
Age 61                  (1995 to present); President and              *
                        Chief Operating Officer of The Keefe
                        Company, a government relations
                        and public affairs firm (1983 to
                        1995); Vice President of Domestic
                        Affairs and General Counsel of The
                        Keefe Company (1981 to 1983);
                        Commissioner and Chairman of the
                        Copyright Royalty Tribunal, a
                        presidential appointment (1977 to
                        1981); Managing Partner of James,
                        Moore, Douglas & Co., LPA, a
                        corporate, tax and land development
                        law practice (1971 to 1977); Chairman
                        of the Board of Douglas James
                        Securities, Incorporated, a registered
                        broker-dealer company and a member of
                        the National Association of Securities
                        Dealers, Inc. (1990 to present);
                        Director of the Company and the Bank
                        (February 1993 to present).


Marshall T. Reynolds    President, Chief Executive Officer and     85,165 (1)
Age 58                  Chairman of the Board of Directors of      (29.9%)
                        Champion Industries, Inc., a holding
                        company for commercial printing and
                        office products companies, (1992 to
                        present); President and General
                        Manager of The Harrah and Reynolds
                        Corporation,  (predecessor of Champion
                        Industries, Inc.) (1964 to 1993); Sole
                        shareholder of Harrah and Reynolds
                        Corporation (1972 to 1993);  Director
                        (1983 to 1993) and Chairman of the
                        Board of Directors (1983 to 1993),
                        Banc One, West Virginia  Corporation
                        (formerly Key Centurion Bancshares,
                        Inc.);  Former Chairman,  United Way of
                        the River Cities, Inc. and Boys  and
                        Girls  Clubs  of Huntington; Director
                        of the Bank (1995).


Robert L. Shell, Jr.    Chairman and Chief Executive Officer       27,000
Age 51                  of Guyan International, a privately         (9.5%)
                        held  holding  company for manufacturing
                        and  service companies  (1985 to
                        present);  Chairman of Carolina Hose
                        and  Hydraulics,  Spartanburg,  South
                        Carolina (1982 to present);   Chairman,
                        Standard  Leasing  Co.  (1990  to
                        present);  Chairman  of  Permco  Hydraulik
                        AG,  a joint venture  European
                        manufacturer of hydraulic  equipment,
                        (1982  to  present);  former  Chairman
                        of the Marshall Artists Series; Member of The Huntington Boys and Girls Club,
                        The Cabell Huntington Hospital Foundation and The West Virginia Foundation for

                         Independent Colleges; Director of the
                         Bank (1995).


Dana Stebbins           Partner, Wilkes, Artis, Hedrick &            100
Age 48                  Lane (1989 to present); Special               *
                        Counsel for Klimek, Kolodney & Casale
                        P.C. (1983 to 1987); Special Counsel
                        for the U.S. House of Representatives
                        Committee on Small Business (1981 to
                        1983); Special Assistant to the
                        Associate  Administrator  of  the  U.S.
                        Small  Business Administration  (1980 to
                        1982);  Special  Assistant  and White
                        House  Liaison to the  Chairman  of the
                        Commodity Futures Trading  Commission
                        (1978 to 1980);  Advisor to the White
                        House  Office of  Domestic  and Urban
                        Policy (1977 to 1978); First Vice
                        President of the D.C. Chamber of
                        Commerce;  Trustee of the Federal City
                        Council and member of the Board of
                        the Greater  Washington  Boys and Girls
                        Clubs; Director of the  Company and the
                        Bank (September 1993 to present).


Susan J. Williams       President, Bracy Williams & Company, a       100
Age 55                  government and public affairs consulting      *
                        firm (1982 to present); Representative on Southern Growth Policies Board for the State of Virginia (1986); Assistant Secretary for
                        Governmental Affairs of the U.S. Department of Transportation (1979 to 1981); Deputy
                        Assistant  Secretary for Governmental and
                        Public Affairs of the U.S. Department of
                        Transportation (1977 to 1979); Secretary,
                        Greater Washington Board of Trade (1994 to present); Director of the Henry L. Stimson
                        Center and the American  Institute for Public
                        Service; Director of the Bank (September 1994 to present).

All directors and                                                  114,685 (2)
executive officers                                                  (40.3%)
of the Company
as a group (twelve
persons)
---------------------------------------

* The number of Shares specified represents less than 0.1% of the outstanding Shares.

(1)  Shares are owned jointly with Shirley A. Reynolds.

(2) Includes 200 shares owned by Richard W. Naing, a current director not standing for reelection.

     For  additional   information  relating  to  beneficial  ownership  of  the
Company's Shares and related matters, see "Beneficial Ownership of Shares".

     The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and greater than 10% shareholders made all required filings during the fiscal year ended December 31, 1994, with the exception of an initial report of ownership of Susan J. Williams which was filed late following her election as director.

Board Meetings
--------------
     During 1994, the Board of Directors of the Company met five times. Each incumbent member of the Board of the Company who is a nominee for reelection attended more than 75% of the combined Board of Directors and Board Committee meetings, except for Barbara Davis Blum who recused herself from three Board meetings. The Personnel Committee which consisted of Susan Hager, Shireen Dodson, Clarence L. James, Jr. and Barbara Davis Blum met two times during 1994 with all members in attendance, except for Clarence L. James, Jr. who did not attend one of the meetings. The Personnel Committee recommends nominations to the Board of Directors of the Company and the Bank, recommends nominations to the Board Committees and reviews personnel and compensation issues. The Company does not have an Audit Committee. The Audit Committee of the Bank met three times during 1994. Directors of the Company who are members of the Bank's Audit Committee are Shireen Dodson and Clarence L. James, Jr. Barbara Davis Blum serves as an ex-officio member of the Audit Committee. The Audit Committee monitors the safety and soundness of the Bank's assets and protection of depositors by overseeing the Bank's internal accounting controls, reviewing internal and independent audit reports and regulatory examinations and ensuring adequate management follow-up.

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth information, as of the Record Date, relating to each person known by the Company to own beneficially more than 5% of the Company's Shares. Unless otherwise noted below, the persons named in the table have sole voting and sole investment powers with respect to each of the Shares reported as beneficially owned by such person.

                                  Present             Beneficial
                                  Position With       Ownership of  Percent of
 Name and Address                 the Company         Shares        Class Owned
------------------                ------------        ------------   ---------
Marshall T. Reynolds and          Director, Nominee
 Shirley A. Reynolds, jointly     --                  85,165 (1)(4)   29.9%
P.O. Box 2968
Huntington, West Virginia 25728

Shirley A. Reynolds               --                  40,000 (4)      14.0%
1130 13th Avenue
Huntington, West Virginia 25701

Robert L. Shell, Jr.              Director, Nominee   27,000 (4)(5)    9.5%
#5 Nichols Drive
Barboursville, West Virginia 25504

Barbara W. Beymer                 --                  20,000 (4)       7.0%
214 North Boulevard West
Huntington, West Virginia 25701

Robert H. Beymer and              --
  Barbara W. Beymer, jointly      --                   7,000 (2)(4)    2.5%
4341 Route 60 East
Huntington, West Virginia 25705

Deborah P. Wright                 --                  20,000 (4)       7.0%
1517 Diederich Boulevard
Flatwoods, Kentucky 41139

Thomas W. Wright and              --
  Deborah P. Wright, jointly      --                   7,000 (3)(4)    2.5%
P.O. Box 716
Ashland, Kentucky 41105

Jeanne D. Hubbard                 Director, Nominee    1,500 (4)       0.5%
333 West 11th Avenue
Huntington, West Virginia 25701

SAG, Corp. Money Purchase         --                  20,161 (6)        7.1%
  Plan and Trust (Pension),
  Neal R. Gross, Trustee
  Ava S. Gross, Trustee
4218 Lenore Lane, N.W.
Washington, D.C. 20008
-------------------------

     (1) Marshall T. Reynolds and Shirley A. Reynolds share voting and dispositive power with respect to 85,165 shares owned jointly. The number of shares includes 4,627 shares acquired by Marshall T. Reynolds and Shirley A. Reynolds, jointly, from shares tendered.

     (2) Robert H. Beymer and Barbara W. Beymer share voting and dispositive power with respect to 20,000 shares owned jointly.

     (3) Thomas W. Wright and Deborah P. Wright share voting and dispositive power with respect to 20,000 shares owned jointly.

     (4) Based upon Amendment No. 1 to Schedule 13D dated July 21, 1995, Marshall T. Reynolds, Shirley A. Reynolds, Robert L. Shell, Jr., Robert H. Beymer, Barbara W. Beymer, Thomas W. Wright, Deborah P. Wright and Jeanne D. Hubbard acquired 203,038 outstanding shares of the Company.

     (5) Based upon Amendment No. 1 to Schedule 13D dated July 21, 1995, upon any default under Robert L. Shell, Jr.'s loan agreement with Bank One, West Virginia which extended financing for the purchase of Mr. Shell's shares, Marshall T. Reynolds would be required to purchase the shares of the Company's Common Stock attributed to Mr. Shell, increasing the number of shares held with sole voting and dispositive power by Mr. Reynolds to 27,000 and reducing Mr. Shell's beneficial ownership to -0-.

     (6) Based upon a Schedule 13D dated September 18, 1995, Neal R. Gross and Ava S. Gross share voting and dispositive power with respect to these shares.

     For several years there has been an issue regarding the ownership of 203,038 of the Company's Shares. Citibank held a security interest in 203,038 Shares, representing approximately 71% of the outstanding shares (the "Pledged Shares"). Beginning in 1990 the Company and its advisors participated in various discussions with Citibank and its advisors concerning the disposition by Citibank of the Pledged Shares or a sale of the Company.

     On April 12, 1994, the Company's Board of Directors, on the recommendation of the Special Committee (a Board appointed Committee of Outside Directors comprised of those of the Company's directors who were neither employees nor significant stockholders of the Company), adopted a Rights Agreement, the purpose of which was to provide the Board of Directors with adequate time to respond effectively to a takeover attempt and in a manner that would maximize the value of the Company for all shareholders.

     On April 14, 1994, Citibank filed a complaint against the Company and each of its directors in the Delaware Chancery Court seeking to enjoin the Company from implementing the Rights Agreement or distributing the Rights. The complaint alleged, among other things, that the Rights Agreement violated Delaware law and that in adopting the Rights Agreement the directors of the Company violated their fiduciary duty to all of the shareholders of the Company and tortiously interfered with the consummation of Citibank's proposed sale of the Pledged Shares to National Bankshares, Inc., a group with whom Citibank had negotiated the sale of the Pledged Shares from 1992 through 1994 ("NBI"). On June 24, 1994, the Company filed an answer to the complaint denying the allegations and in a counterclaim against Citibank requested that the court enter a judgment declaring the Rights Agreement valid and lawfully adopted under Delaware law (collectively, the "Delaware Litigation").

     On June 29, 1994, the Special Committee was advised by Baxter Fentriss and Company (the Company's investment advisor) of a proposal received from Marshall
T. Reynolds ("Mr. Reynolds") to purchase the Pledged Shares from Citibank and to make an offer to purchase up to the 81,806 shares of Common Stock that were not owned by Citibank (the "Minority Shares"). On April 19, 1995, the Board of
Directors of the Company, on the recommendation of the Special Committee, authorized the entry by the Company into an agreement with Mr. Reynolds pursuant to which he agreed that if his purchase of the Pledged Shares from Citibank was completed, he would within 20 business days commence a tender offer to purchase the Minority Shares at a price of $21.00 per share (the "Reynolds Agreement"). Under the Reynolds Agreement, Mr. Reynolds also agreed that until the Tender Offer was completed neither he nor any assignee of his rights to purchase the Pledged Shares would vote the Pledged Shares, without the consent of the Company's Board of Directors, to change in any respect the composition of the Company's Board of Directors. In consideration for the commitment of Reynolds to undertake the Tender Offer, the Company agreed (i) to amend the Rights Agreement to prevent the purchase by Mr. Reynolds of the Pledged Shares or the Tender Offer from triggering the exercisability of the Rights, (ii) to take such actions as are necessary to ensure that neither the purchase of the Pledged Shares nor the Tender Offer will constitute a "Change in Control" under the Severance Agreements and (iii) not to, or not permit the Bank to (A) amend the Severance Agreements (except as described above), (B) amend the Employment Agreement among the Company, the Bank and Barbara Davis Blum (except that an extension of the termination date to a date that is not more than 90 days following the completion of the purchase of the Pledged Shares would be permitted), (C) issue any stock, or any options, warrants or rights to purchase stock, or any long-term debt securities, (D) enter into, or materially increase the level of contributions to, any pension, retirement, stock option, profit sharing, deferred compensation, bonus, group insurance or similar plan for directors, officers or employees, (E) other than in the ordinary course of business, mortgage, pledge or dispose of any assets, incur any indebtedness, increase the compensation or benefits payable to directors, officers or employees, incur any material obligation, or enter into any material contract, or (F) amend the Certificate of Incorporation or Bylaws of the Company or the Articles of Association or Bylaws of the Bank. The foregoing restrictions were subject to the exception that the Company or the Bank was permitted to adopt a stock option plan for its directors and employees and during the first year of the plan issue options to purchase shares of Common Stock not in excess of 2 1/2% of the total numbers of shares outstanding.

     On April 20, 1995, the Company amended the Rights Agreement to provide that neither (i) the entry by Mr. Reynolds into an agreement with Citibank to purchase the Pledged Shares or the purchase by Mr. Reynolds (or any of his permitted assignees) of the Pledged Shares nor (ii) the announcement, conduct or completion of the Tender Offer will trigger the exercisability of the Rights.

     On April 21, 1995, Citibank and Mr. Reynolds entered into a Stock Purchase Agreement pursuant to which Mr. Reynolds agreed to purchase the Pledged Shares at a purchase price of $17.00 per share. The purchase was completed on July 21, 1995. In connection with the closing of the purchase of the Pledged Shares, the Company, the Bank and each director of the Company (other than Mr. Naing) delivered a release releasing Citibank and its directors, officers, employees, agents and representatives from any and all claims relating to actions taken by Citibank with respect to the Pledged Shares. Correspondingly, Citibank delivered a release releasing the Company, the Bank and each director (other than Mr. Naing who declined to deliver a release in favor of Citibank), officer, employee, agent and representative of the Company and the Bank from any and all claims relating to Citibank's efforts to dispose of the Pledged Shares. In addition, the Company, the Bank and each director (other than Mr. Naing) and executive officer of the Company delivered a release releasing NBI and its directors, officers, employees, agents and representatives from any and all claims relating to NBI's efforts to purchase the Pledged Shares. Correspondingly, NBI delivered a release releasing the Company, the Bank and each director, executive officer, employee, agent and representative of the Company and the Bank (other than Mr. Naing who declined to deliver a release in favor of NBI). On July 21, 1995, the Delaware Litigation was dismissed with prejudice.

     On August 16, 1995, Mr. Reynolds commenced his Tender Offer to purchase up to 81,806 shares of Common Stock, consisting of the outstanding shares of Common Stock that were not then owned by him or his associates at a price of $21.00 per share net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1995 and the related Letter of Transmittal (which together constitute the "Tender Offer"). The Tender Offer was completed on September 15, 1995. A total of 4,627 shares were tendered and acquired by Marshall T. Reynolds and Shirley A. Reynolds, jointly.

                             EXECUTIVE COMPENSATION

     The executive officers of the Company receive cash compensation from the Bank in connection with their positions as executive officers of the Bank. The Company generally does not separately compensate its executive officers.

     The following table shows the cash compensation paid by the Bank during the fiscal year ended December 31, 1994, 1993 and 1992 to the Chief Executive Officer, who is the only executive officer of the Company and the Bank whose cash compensation exceeded $100,000, for services rendered during the year:

                           Summary Compensation Table

                                       Annual Compensation     All Other
                              Year    Salary   Bonus/Other   Compensation (1)(2)
                             ------  -------- -------------  -------------
Barbara Davis Blum,           1994  $ 185,155    $    0        $  5,183
 Chairwoman of the Board,     1993    173,040         0           4,271
 President, Chief Executive   1992    161,720         0               0
 Officer of the Company and
 the Bank

(1) Represents the Bank's contribution to the 401k Plan for the account of Barbara Davis Blum.

(2) Ms. Blum receives certain perquisites but the cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of her salary.

Directors' Compensation
-----------------------
     During 1994, directors of the Company who were not salaried officers of the Company or the Bank received $250 for each meeting of the Company's Board of Directors attended and $200 for each Committee meeting attended. Beginning in January 1995, salaried officers who serve on the Board receive director fees. Directors of the Bank receive $250 for each meeting of the Bank's Board of Directors attended, $200 for each Executive Loan Committee meeting attended and $100 for all other Bank Committee meetings attended. For the year ended December 31, 1994, the Company paid a total of $19,500 in directors fees.

Employment Agreement
-------------------
     On March 31, 1993 the Company and the Bank entered into an employment agreement with Barbara Davis Blum providing for the employment by the Company and the Bank of Ms. Blum as Chairwoman, President and Chief Executive Officer of the Company and the Bank. Under the agreement, as amended July 26, 1995, the term of the employment agreement was extended through December 31, 1995. Under the terms of the employment agreement, Ms. Blum's salary for 1994 was $185,155. Her annual salary for the current year is $185,155. The employment agreement provides that, in the event Ms. Blum shall resign with 60 days notification, is not elected as Chairwoman, President and Chief Executive Officer of the Company and Bank, or is otherwise terminated as Chairwoman, President and Chief Executive Officer of the Company and the Bank, or if Ms. Blum is deprived in any material respect of the responsibility and authority usual for the chief executive officer of a national bank and bank holding company, then Ms. Blum, or any assignee, shall be entitled to receive a payment equal to the current year's salary then in effect in either a lump sum or in semi-monthly payments, at her option. At the expiration of the employment agreement on December 31, 1995 and in the event no new employment agreement is entered into between the Company, the Bank and Ms. Blum, then Ms. Blum shall be entitled to receive a payment equal to the current year's salary then in effect in either a lump sum or in semi-monthly salary payments, at her option. In addition, she shall be included to the full extent eligible in all plans providing benefits, including group life insurance, disability insurance and pension programs for executive employees of the Company or the Bank during the term of the employment agreement and for one year following its expiration.

Severance Agreements
--------------------
     On April 7, 1994, the Board of Directors of The Adams National Bank (the "Bank"), the Company's wholly owned subsidiary, approved severance arrangements for seven key management officials. These arrangements were incorporated into Severance Agreements, dated as of April 7, 1994 (the "Severance Agreements").

     The Severance Agreements provide that, in the event of a "Change in Control" (as defined in the Severance Agreements) the officers will be entitled to resign from the Bank within the one year period following a Change in Control and receive a lump sum payment equal to one year's full base salary at the rate applicable to the officer in effect at that time. The term "Change in Control" does not include a transaction approved by a majority of the "Continuing Directors" (as defined in the Severance Agreements) then in office. In addition, the officers will be entitled to receive such severance payment in the event the officer's employment with the Bank is "Terminated" (as defined in the Severance Agreements) within the one year period following a Change in Control, prior to the resignation of the officer. These benefits are estimated to have an aggregate value of approximately $504,000 based on current salary levels. Any severance payment payable under the Severance Agreements will be reduced to the extent that any such payment constitutes an "Excess Parachute Payment" as such term is defined in the Internal Revenue Code. The Severance Agreements are binding on the Bank and its successors.

     On September 18, 1995, a majority of the Continuing Directors of the Company and the Bank approved the election of Ms. Hubbard, Mr. Reynolds and Mr. Shell so that their election to the Boards of the Company and the Bank will not constitute a change in control under the Severance Agreements.

Nonqualified Stock Option Plan
------------------------------
     No options have been granted to date under the Company's Non-Qualified Stock Option Plan (the "Plan"). A total of 30,000 Shares of the Company's common stock are authorized for issuance under the Plan, in which officers of the Company and the Bank who have been employed for at least one year are eligible to participate. The option exercise price of any options granted under the plan will equal 100% of the book value of the Shares as of the date of grant. Any options granted under the Plan will become exercisable on a cumulative basis at a rate of 25% per year during the period of four years after the grant; provided, however, that the first 25% will not become exercisable until the expiration of six months after the date of grant.

401(k) Plan
-----------
     The Company has a 401(k) plan covering all full-time employees. The Company made contributions to the plan of $40,000 in 1994.

                              CERTAIN TRANSACTIONS

     The Bank has had, and it is expected that it will have in the future, banking transactions in the ordinary course of business with the Company's directors, officers and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others. In the opinion of management, these transactions did not in 1994 involve more than the normal risk of collectibility or present other unfavorable features.

     As of September 5, 1995, the aggregate principal amount of indebtedness to the Bank owed by officers and directors of the Company and their associates who were indebted to the Bank on that date was approximately $311,000. The highest aggregate principal amount owed during 1994 by all of the officers and directors of the Company and their associates who were indebted to the Bank during the year was approximately $1,141,000.

     The Company has engaged in transactions in the ordinary course of business with some of its directors, officers, principal stockholders and their associates. Management believes that all such transactions are made on the same terms as those prevailing at the time with other persons. During 1994, the Company engaged Hager Sharp, Inc., of which Susan Hager, a director of the Company, is President, to provide public relations services. For the fiscal year ended December 31, 1994, the Company paid Hager Sharp, Inc. $32,000 for such services. In addition, Clarence James, Jr. is an attorney with the law firm of Manatt, Phelps & Phillips which provides legal services to the Company. During the fiscal year ended December 31, 1994, fees paid to Manatt, Phelps & Phillips did not exceed 5% of the firm's revenues for that year.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     It is proposed that the stockholders ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants for 1994 and 1995. KPMG Peat Marwick LLP served as the Company's independent public accountants in 1994 and has served the Company and the Bank in that capacity since their organization. A majority of the votes cast is required for ratification. A representative of such firm is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

     The Board of Directors of the Company recommends that stockholders vote FOR the ratification of selection of such firm.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that may come before the meeting. If any other business properly comes before the meeting, the persons designated as proxies will vote upon such matters in their discretion.

                              STOCKHOLDER PROPOSALS

     A stockholder who intends to present a proposal at the Company's next Annual Meeting of Stockholders must submit the written text of the proposal to the Company no later than June 20, 1996 in order for the proposal to be considered for inclusion in the proxy statement for that meeting.

                                  ANNUAL REPORT

     The Annual Report to Stockholders of the Company including financial statements for the year ended December 31, 1994, accompanies this Proxy Statement.
                                        By Order of the Board of Directors


                                        /s/ Barbara Davis Blum

                                        Barbara Davis Blum
                                        Chairwoman
September 28, 1995


     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED.

                                      PROXY


ABIGAIL ADAMS NATIONAL BANCORP, INC.
1627 K Street, N.W.
Washington, D.C.  20006


         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABIGAIL
                          ADAMS NATIONAL BANCORP, INC.
               ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 17, 1995


     The undersigned hereby appoints Joyce R. Hertz and Alexander Beltran, and each of them, as attorneys and proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock, par value $10.00 per share, of Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 17, 1995 at 3:00 p.m. local time, and at any adjournments thereof.

     The undersigned instructs said proxies to vote as follows:

1. Election of the nominees for Directors. The Board of Directors recommends a vote FOR all the nominees listed below.

     -----
     ----- FOR all  nominees  listed  below  (except  as marked to the  contrary below).
     -----
     ----- WITHHOLD AUTHORITY to vote for all nominees listed below.

     Nominees: Barbara Davis Blum, Shireen Dodson, Susan Hager, Jeanne D. Hubbard, Clarence L. James, Jr., Marshall T. Reynolds, Robert L. Shell, Jr., Dana Stebbins and Susan J. Williams

INSTRUCTIONS: To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below.

                 ----------------------------------------------

                                     (Over)

2. Ratification of the selection of the firm of KPMG Peat Marwick LLP as independent certified public accountants for the Company for 1994 and 1995.

               -----              -----                     ----
               ----- FOR          -----   AGAINST           ----  ABSTAIN


     3. In their discretion with respect to such other business as properly may come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1 and 2 above. If any other business is presented at the Annual Meeting, the Proxy will be voted in accordance with the judgment of the proxies.
                                        Please  sign  your  name  EXACTLY  as it
                                        appears  hereon.   If  shares  are  held
                                        jointly,  each  holder  should  sign.  A
                                        corporation  is  requested  to sign  its
                                        name   by   its   President   or   other
                                        authorized officer, with the office held
                                        designated. A partnership should sign in
                                        the  partnership   name  by  a  partner.
                                        Executors,   trustees,   administrators,
                                        guardians and attorneys are requested indicate the capacity in which they are signing. Attorneys should submit powers of attorney.

                                        Dated______________________, 1995

                                        -----------------------------------

                                        -----------------------------------
                                             (Signature of Stockholder)

                                        PLEASE SIGN,  DATE AND RETURN THIS PROXY
                                        PROMPTLY IN THE  ENCLOSED  POSTAGE  PAID
                                        ENVELOPE.